Exhibit 99.3

               Risks Factors Relating to Valmont Industries, Inc.

     The following risk factors describe various risks that may affect our business, financial condition and operations.

Increases in steel prices and reduced availability of steel will increase our operating costs and likely reduce our profitability.

     Hot rolled steel coil and other carbon steel products have historically constituted approximately one-third of the cost of manufacturing our products. The market for steel that we use in our manufacturing processes is volatile. The following factors increase the cost and reduce the availability of steel for us:

     o increased demand for steel which occurs when other industries purchase greater quantities of steel at times when we require more steel for manufacturing, which can result in higher prices and lengthen the time it takes to receive material from suppliers;

     o increased freight costs, because our manufacturing sites are usually not located near the major steel manufacturers;

     o lower steel production levels due to reduced production capacity for steel or shortages of materials needed to produce steel (such as coke and scrap steel) which could result in reduced supplies of steel, resulting in higher costs for us and increased lead times to acquire material;

     o lower inventory levels at steel mills and steel service centers when major steel users, such as the automobile manufacturers, increase their steel orders, which can reduce available inventory for us to meet our requirements;

     o fluctuations in foreign exchange rates can impact the relative cost of steel, which may affect the cost effectiveness of imported steel and limit our options in acquiring steel; and

     o    international  trade  disputes,  import  duties and  quotas,  since we
          import  some  steel  for  our  domestic   and  foreign   manufacturing
          facilities.

     Increases  in the  selling  prices of our  products  may not fully  recover additional steel costs and generally lag increases in steel prices. Consequently, an increase in steel prices will increase our operating costs and likely reduce our profitability. For example, rising steel prices in 2002 and late 2003 put pressure on margins, especially in our Engineered Support Structures and Tubing segments. U.S. government trade and tariff actions reduced the availability and increased the cost of steel imported from outside the United States in 2002 and 2003. While these tariffs were repealed in late 2003, the weakness of the U.S. dollar made procurement of steel from outside the United States less attractive. Furthermore, significant increases in steel production and consumption in China have resulted in some shortages in key steel-making materials (such as coke and scrap steel), which is impacting the production capability of other steel producers. As a result, steel supplies may become tighter and impact our ability to acquire steel and meet customer requirements on a timely basis.

     The first quarter of 2004 was characterized by an unprecedented and rapid increase in steel prices, which resulted in the imposition of surcharges by steel suppliers and, in some cases, in a departure from normal industry practices, modification of their contracts and commitments. The speed with which steel suppliers imposed surcharges and increased prices prevented us from fully recovering these price increases and reduced our operating margins, particularly in our lighting and traffic and utility businesses. In addition, our Coatings segment was negatively impacted, as some of our customers had difficulty procuring steel.



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Increases in energy prices will  increase our operating  costs and likely reduce our profitability.

     We use energy to manufacture our products. Our operating costs increase if energy costs rise, which occurred in 2001 and 2003 due to additional energy usage caused by severe winter weather conditions and higher oil and natural gas prices. During periods of higher energy costs, we may not be able to recover our operating cost increases through price increases without reducing demand for our products. While we may hedge our exposure to higher prices via energy futures contracts, increases in energy prices will increase our operating costs and likely reduce our profitability.

The ultimate consumers of our products operate in cyclical industries that have been subject to significant downturns which have adversely impacted our sales in the past and may again in the future.

     Our sales are sensitive to the market conditions present in the industries in which the ultimate consumers of our products operate, which in some cases have been highly cyclical and subject to substantial downturns. For example, a significant portion of our sales of support structures is to the electric utility industry, which is currently experiencing adverse market conditions. Our sales to the electric utility industry were approximately $86.0 million in 2003. Purchases of our products are, to a significant extent, deferrable to the extent that utilities reduce capital expenditures as a result of unfavorable regulatory environments, a slow U.S. economy or financing constraints. As a result of the recent weakness in the industry, utility companies and independent power producers have reduced or delayed spending for electrical generation and transmission projects, which has resulted in decreased demand for our products. Our utility sales decreased 37.8% in North America in 2003 compared with 2002, and we experienced severe pricing pressure in this market throughout 2003.

     In addition, the end users of our mechanized irrigation equipment and a substantial portion of our tubing are farmers and, as a result, sales of those products are affected by economic changes within the agriculture industry, particularly the level of farm income. Lower levels of farm income generally result in reduced demand for our mechanized irrigation and tubing products. Farm income decreases when commodity prices, acreage planted, crop yields, government subsidies and export levels decrease. In addition, weather conditions, such as extreme drought may result in reduced availability of water for irrigation, and can affect farmers' buying decisions. Farm income can also decrease as farmers' operating costs increase. In 2001, rapid increases in natural gas prices resulted in higher costs of energy and nitrogen-based fertilizer (which use natural gas as a major ingredient). Furthermore, uncertainty as to future government agricultural policies causes indecision on the part of farmers. These factors may cause farmers to delay capital expenditures for farm equipment. Consequently, downturns in the agricultural industry, such as occurred in 2001, result in a slower, and possibly a negative, rate of growth in irrigation equipment and tubing sales.

     We have also experienced reduced demand for those of our products that are targeted to the wireless communications industry, which has deteriorated significantly since 2000. Our sales to the wireless communications industry were approximately $69.9 million in 2003. Wireless carriers and build-to-suit companies that serve the wireless communications industry continue to be affected by lack of capital and inventories of uninstalled structures, and they continue to curtail spending on new structures as they focus on cash flow and capital management. In 2003, our sales of products for the wireless communications industry in North America were 25% lower than in 2002, and the weak market conditions have led to extremely competitive pricing in recent years, putting pressure on our profit margins on sales to this industry.

     As a result of this underlying cyclicality, we have experienced, and in the future we may experience, significant fluctuations in our sales and operating income with respect to a substantial portion of our total product offering, and such fluctuations could be material and adverse to our overall financial condition and results of operations.

Demand for our engineered support structures, tubing products and coating surfaces is highly dependent upon the overall level of infrastructure spending.

     We manufacture and distribute engineered support structures for lighting and traffic, utility and other specialty applications. Our Tubing and Coatings segments serve many construction-related industries. Because these products are used primarily in infrastructure construction, sales in these businesses are highly correlated with the level of construction activity, which historically has been cyclical. Construction activity by our private and government customers is impacted by and can decline because of, among other things:

     o weakness in the general economy, which reduces funds available for construction;

     o interest rate increases, which increase the cost of construction financing; and

     o    adverse weather conditions which slow construction activity.

     Declining construction activity can reduce the sales of our Engineered Support Structures, Tubing and Coatings segments.

     In addition, sales in our Engineered Support Structures segment, particularly our lighting and traffic products, are highly dependant upon federal, state, local and foreign government spending on infrastructure development projects, such as the federal highway program. The level of spending on such projects may decline for a number of reasons beyond our control, including, among other things, budgetary constraints affecting government spending generally or transportation agencies in particular, decreases in tax revenues and changes in the political climate, including legislative delays, with respect to infrastructure appropriations. A substantial reduction in the level of government appropriations for infrastructure projects could have a material adverse effect on our results of operations.

We may lose some of our foreign investment or our foreign sales and profits may be reduced because of risks of doing business in foreign markets.

     We are an international manufacturing company with operations around the world. At December 27, 2003, we operated 33 manufacturing plants, located on five continents, and sold our products in more than 100 countries. In 2003, international sales accounted for approximately 25% of our total sales, and we have operations in geographic markets that have recently experienced political instability, such as the Middle East, and economic uncertainty, such as
Argentina. We expect that international sales will continue to account for a significant percentage of our net sales into the foreseeable future. Accordingly, our foreign business operations and our foreign sales and profits are subject to the following potential risks:

     o political and economic instability where we have foreign business operations, resulting in the reduction of the value of, or the loss of, our investment;

     o recessions in economies of countries in which we have business operations decreasing our international sales;

     o    difficulties   and  costs  of  staffing   and   managing  our  foreign
          operations, increasing our foreign operating costs and decreasing profits;

     o difficulties in enforcing our rights outside the United States for patents on our manufacturing machinery, poles and irrigation designs;

     o increases in tariffs, export controls, taxes and other trade barriers reducing our international sales and our profit on these sales; and

     o    acts of war or terrorism.

     As a result, we may lose some of our foreign investment or our foreign sales and profits may be materially reduced because of risks of doing business in foreign markets. In 2001, we recorded a $1.0 million impairment charge on an investment in our irrigation distributor in Argentina, due to the economic problems in the Argentine economy.

We are subject to currency fluctuations from our international sales, which can negatively impact our reported earnings.

     Our products are sold in many countries around the world. Approximately 25% of our sales are generated by foreign subsidiaries and are often made in foreign currencies, mainly the Brazilian real, Canadian dollar, euro and South African rand. Because our financial statements are denominated in U.S. dollars, fluctuations in currency exchange rates between the U.S. dollar and other currencies have had and will continue to have an impact on our reported earnings. If the U.S. dollar weakens or strengthens versus the foreign currencies mentioned above, the result will be an increase or decrease in our reported sales and earnings, respectively. We do not have exchange rate hedges in place to reduce this currency translation risk. Currency fluctuations have affected our financial performance in the past and may affect our financial performance in any given period.

     We also face risks arising from the imposition of foreign exchange controls and currency devaluations. Exchange controls may limit our ability to convert foreign currencies into U.S. dollars or to remit dividends and other payments by our foreign subsidiaries or businesses located in or conducted within a country imposing controls. Currency devaluations result in a diminished value of funds denominated in the currency of the country instituting the devaluation. Actions of this nature, if they occur or continue for significant periods of time, could have a material adverse effect on our results of operations and financial condition in any given period.

We face strong competition in our markets.

     We face competitive pressures from a variety of companies in each of the markets we serve. Our competitors include companies who provide the technologies that we provide as well as companies who provide competing technologies, such as fiberglass poles and drip irrigation. Our competitors include international, national, and local manufacturers, some of whom have greater financial, manufacturing, marketing and technical resources than we do, or greater penetration in or familiarity with a particular geographic market than we have. In addition, certain of our competitors, particularly with respect to our utility and wireless communication product lines, have sought bankruptcy protection in recent years, and may emerge with reduced debt service obligations, which could allow them to operate at pricing levels that put competitive pressures on our margins. To remain competitive, we will need to invest continuously in manufacturing, product development and customer service, and we may need to reduce our prices, particularly with respect to customers in industries that are experiencing downturns. We cannot assure you that we will be able to maintain our competitive position in each of the markets that we serve.

We could incur substantial costs as the result of violations of, or liabilities under, environmental laws.

     Our facilities and operations are subject to U.S. and foreign laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants into the air and water, the management and disposal of hazardous substances and wastes, and the cleanup of contamination. Failure to comply with these laws and regulations, or with the permits required for our operations, could result in fines or civil or criminal sanctions, third party claims for property damage or personal injury, and investigation and cleanup costs. Potentially significant expenditures could be required in order to comply with environmental laws that may be adopted or imposed in the future.

     Certain of our facilities have been in operation for many years and, over time, we and other predecessor operators of these facilities have generated, used, handled and disposed of hazardous and other regulated wastes. Contaminants have been detected at some of our present and former sites, principally in connection with historical operations. In addition, from time to time we have been named as a potentially responsible party under Superfund or similar state laws. While we are not aware of any contaminated sites, including third-party sites, at which we may have material obligations, the discovery of additional contaminants or the imposition of additional cleanup obligations at these sites could result in significant liability.



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We may not realize the improved  operating  results that we anticipate  from the
Newmark acquisition or other acquisitions we may make in the future, and we may experience difficulties in integrating the acquired businesses or may inherit significant liabilities related to such businesses.

     We explore opportunities to acquire businesses that we believe are related to our core competencies from time to time, some of which may be material to us. In evaluating the terms of our acquisition of Newmark, we analyzed the respective businesses of Valmont and Newmark and made certain assumptions concerning their respective future operations. A principal assumption was that the acquisition will produce operating results better than those historically experienced or presently expected to be experienced in the future by us in the absence of the acquisition. We cannot assure you that this assumption will prove correct with respect to Newmark or any future acquisition.

     The Newmark acquisition and any future acquisitions may present significant challenges for our management due to the increased time and resources required to properly integrate management, employees, information systems, accounting controls, personnel and administrative functions of the acquired business with those of Valmont and to manage the combined company on a going forward basis. We may not be able to successfully integrate and streamline overlapping functions or, if such activities are successfully accomplished, such integration may be more costly to accomplish than presently contemplated. We may also have difficulty in successfully integrating the product offerings of Valmont and acquired businesses to improve our collective product offering. Our efforts to integrate acquired businesses could be affected by a number of factors beyond our control, including general economic conditions. In addition, the process of integrating acquired businesses could cause the interruption of, or loss of momentum in, the activities of our existing business. The diversion of management's attention and any delays or difficulties encountered in connection with the integration of these businesses could adversely impact our business and results of operations, and the benefits we anticipate may never materialize.

     In addition, although we conduct reviews of businesses we acquire, we may be subject to unexpected claims or liabilities, including environmental cleanup costs, as a result of these acquisitions. Such claims or liabilities could be costly to defend or resolve and be material in amount, and thus could materially and adversely effect our business and results of operations.